EXHIBIT 99.4

TEKMIRA PHARMACEUTICALS CORPORATION	REQUEST FOR FINANCIAL STATEMENTS

Dear Shareholder:

As a registered shareholder of Tekmira Pharmaceuticals Corporation, you are entitled to receive our interim financial statements, annual financial statements, or both. If you wish to receive them, please either complete and return this card by mail or submit your request online (see address below). Your name will then be placed on the Supplemental Mailing List maintained by our Transfer Agent and Registrar, CST Trust Company.

As long as you remain a shareholder, you will receive this card each year and will be required to renew your request to receive these financial statements. If you have any questions about this procedure, please contact CST Trust Company by phone at 1-800-387-0825 or (416) 682-3860 or at www.canstockta.com/InvestorInquiry.

We encourage you to submit your request online at www.canstockta.com/FinancialStatements. Our Company Code Number is 7495A.

NOTE: Do not return this card by mail if you have submitted your request online.

TO: CST Trust Company

Please add my name to the Supplemental Mailing List for Tekmira Pharmaceuticals Corporation and send me their financial statements as indicated below:

Interim Financial Statements [ ]
Annual Financial Statements [ ]

(Please Print)

Name ___________________________________
Address _________________________________
________________________________________
________________________________________
Postal Code/Zip Code _______________________